Exhibit 3.11
The Commonwealth of Massachusetts
Secretary of the Commonwealth
State House, Boston, Massachusetts 02133
April 14, 1997
To Whom It May Concern :
     I hereby certify that,
WestSec Mass., Inc.
appears by records of this office to have been incorporated under the General Laws of this Commonwealth on April 14,1997.
     I also certify that so far as appears of record here, said corporation still has legal existence.

[SEAL]	In testimony of •which, I have hereunto affixed the Great Seal of the Commonwealth on the date first above written.

/s/ William Francis Galvin
Secretary of the Commonwealth

* MGL Chapter 156B Section 83 A provides that certain consolidations and mergers may be filed with the division within thirty days after the effective date of the merger or consolidation.

The Commonwealth of Massachusetts
William Francis Galvia
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)
ARTICLE I
The exact name of the corporation is:
WestSec Mass., Inc.
ARTICLE II
     The purpose of the corporation is to engage in the following business activities:
Sales, installation, service and monitoring of security alarm systems and any other business permitted by law.
Note: If the space provided under any article or item on this form is insufficient additions shall be set forth on one side only of separates 1/2 x 11 sheets of paper with a left margins of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	100	$0.01
Preferred:		Preferred:
ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class which shares are outstanding and of each series then established within any class.
N.A.
ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:
DENIAL OF PREEMPTIVE RIGHTS
To the extent permitted by law, the right of a shareholder to exercise a preemptive right to acquire additional, unissued or treasury shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation is hereby denied.
ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
SEE ATTACHMENT

**	If there are no state “None”
Note: The preceding six (6) articles are considered to be and may ONLY be charged by filling appropriate Articles of Amendment.

ARTICLE VI
NONCUMULATIVE VOTING
     Directors shall be elected by a majority vote. No shareholder of the corporation shall have the right to cumulate his votes in the election of directors.
POWER TO AMEND BYLAWS
Without limiting the power of the shareholders of the corporation to amend or repeal the corporation’s bylaws or to adopt new bylaws, the Board of Directors shall have the power to amend or repeal the corporation’s
LIABILITY OF DIRECTORS AND OFFICERS
     No Director or Officer of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s or officer’s capacity as a director or officer, except that this article does not eliminate or limit the liability of a director or officer to the extent the director or officer is found liable for: (1) a breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director or officer received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s or officer’s office; or (4) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute.
ACTIONS BY SHAREHOLDERS WITHOUT A MEETING
     Any action required by the General Laws to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all holders of shares.

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filling.
ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.
a. The street address (post office boxes are not acceptable) of the principal of the corporation in Massachusetts is:
     335 Bear Hill Road, Waltham, MA 02154
b.	The name, residential address and post office address of each director and the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Steven A. Millstein	1216 Hidden Ridge #2065 Irving,	TX 75038
Treasurer:	Steve Coppola	54 Vernon Street Bradford,	MA 01835
Clerk:	Renee T. Kingsley	436 Beacon Hill Dr. Coppell,	TX 75019
Directors:	Steven Millstein	See above
	Renee T. Kingsley	” ”
c. The fiscal year (i.e, tax year) of the corporation shall end on the last day of the month of: December
d. The name and business address of the resident agent, if any, of the corporation is:
     CT Corporation System, 2 Oliver Street, Boston, MA 02109
ARTICLE IX
By laws of the corporation have been duly adopted and the president, treasure, clerk and directors whose names are set forth above, have been duly elected.
IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF appear below as Incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associates with the intention of forming this corporation under the provision of General Laws, Chapter 1568 and do hereby sign these Articles of Organization as incorporator(s) this                     day of March, 1997. WestSec, Inc. incorporated in Kansas, signatory on behalf of WestSec, Inc. is Steven Millstein, President.

/s/ Steve Millstein
Steve Millstein, President
Note: if

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF ORGANIZATION
(General Laws, Chapter 1565)
I hereby certify that, upon examination of these Articles of Organization, duly submitted to me,it appears that the provisions of the General laws relative to the organization of corporations have been complied with, and I hereby approve said articles and the filing fee in the amount of $ 200 having been paid, said articles are deemed to have been filed with me this 14th day of APRIL 1997

Effective date:

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the commonwealth
FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.
TO BE FILLED IN BY CORPORATION
photocopy of document to be sent to:
Ms. Leesa Mason
WestSec, Inc.
4221 W. carpenter Frwy.
Irving Taxas 75063
Telephone: (972) 916-6241

FEDERAL IDENTIFICATION NO.
The Commonwealth of Massachusells
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place. Boston, Massachusetts 02108-1512
ARTICLES OF AMENDMENT
(General laws, Chapter 156B, section 72)
We, Steve Millstein *President / *Vice President.
and Benee T. Kingsley. * Clerk / *Assistant Clerk.
of WestSec Mass.,Inc.
(Exact name of corporation)
Located at 335 BearHill Road Waltham, MA 02154
(Street address of corporation in massachusetts)
Certify that these articles of Amendment affecting articles numbered:
Article I
(Number those articles 1,2,3,4,5 and /or 6 being amended)
of the Articles of Organization were duly adopted at a meeting held on                     19                    , by vote of:

100 shares of Common of 100 shares outstanding.
(type class & series, if any)
Shares of		of	shares outstanding and

(type class & series,if any)
shares of		of	shares outstanding.

(type class & series, if any)
1** and entitled to vote thereon:/ or 2** being at least two thirds of each type.class or series outstanding and entitled to vote thereon, and of each type class or series of stock whose rights are adversely affected thereby:

*	Delete the inapplicable words **Delete the inapplicable clause

For amendments adopted pursuant to chapter 156B. section“*0

For amendments adopted pursuant to chapter 156B. section“*1

Note: If the space provided under any article or item on this form is insufficient. additions shall be set forth on one side only of separate 8 1/2 X 11 sheets of paper with a left margin of at least 1 inch. Additionals to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated

To change the number of shares and par value (if any ) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:
The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:
Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARE	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Voted to Amend Article I by changing name from West Sec Mass. Inc to Protection One Alarm Monitoring of Mass. Inc.
The foregoing amendment(s) will become effective when these Articles of Amendment are filed accordance with General Laws. Chapter 156B. Section 6 unless these articles specify, in accordance with the vote adopting the amendment , a later effective date not more than thirty days after such filing, in which even the amendment will become effective on such later date.
Later effective date
SIGNED UNDER THE PENALTIES OF PERJURY, this 20th day of April, 1998.

/s/	*President/*Vice President.

/s/	*Clerk/*Assistant Clerk.

*	Delete the inapplicable words

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ 100 having been paid, said articles are deemed to have been filed with me this 23rd day of April 1998.
Effective date:

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
TO BE FILLED IN MY CORPORATION
Photocopy of document to be sent to :
Leesa Mason /Protection One
4221 W. John Carpenter Fruy.
Irving. Tx 75063